SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING 4/30/2007
FILE NUMBER 811-6463
SERIES NO.: 10

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 5,963
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $   219
       Class C                                                      $   147
       Class R                                                      $    65
       Investor Class                                               $ 2,148

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                    $000.3031
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                    $000.0515
       Class C                                                    $000.0515
       Class R                                                    $000.2198
       Investor Class                                             $000.3133


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       23,210
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        4,106
       Class C                                                        3,475
       Class R                                                          411
       Investor Class                                                 7,870


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 45.51
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 42.95
       Class C                                                      $ 42.98
       Class R                                                      $ 45.27
       Investor Class                                               $ 45.43